Exhibit 99.1

Entropic Communications Reports Fourth Quarter and Fiscal Year 2008 Results

Conference Call to be Webcast Today at 2:00 p.m. Pacific Time

SAN DIEGO – February 5, 2009 - Entropic Communications, Inc. (Nasdaq: ENTR), a leading provider of silicon solutions to enable connected home entertainment, today reported its fourth quarter and fiscal year results for the period ended December 31, 2008.

Entropic reported fourth quarter net revenues of $29.5 million, a decrease of 7 percent compared with $31.7 million in the third quarter of 2008 and 26 percent lower than in the fourth quarter of 2007.

During the fourth quarter, the company performed an annual review of its goodwill and long-lived assets to determine if any of these assets were impaired. Based on a combination of factors, including the current economic environment, Entropic’s operating results, and a sustained decline in Entropic’s market capitalization, the Company recorded a non-cash charge of $113.2 million in the fourth quarter of 2008 to write down the carrying amount of goodwill and certain intangible assets. The goodwill and intangible asset impairment charges do not affect the Company’s day-to-day business operations, cash balance or long-term competitive position. Reflecting these charges, the Company reported a net loss for the fourth quarter of $118.9 million, or ($1.74) per share (basic and diluted). On a non-GAAP basis, without the effect of the goodwill and intangible asset impairment charges as well as other non-GAAP adjustments, net loss in the fourth quarter was $0.4 million, or ($0.01) per share (basic and diluted).

Net revenues for the year ended December 31, 2008 were $146.0 million, an increase of 19 percent from the $122.5 million reported for the year ended December 31, 2007. Net revenues in the year ended December 31, 2008 included a full twelve months of revenue from the acquisition of RF Magic, versus six months of revenue for the year ended December 31, 2007, as the acquisition closed on June 30, 2007. Net loss computed in accordance with GAAP for the year ended December 31, 2008 was $136.4 million, or ($2.01) per share (basic and diluted), compared with GAAP net loss of $32.1 million, or ($2.47) per share (basic and diluted), for the year ended December 31, 2007.

“Although the current macroeconomic environment is challenging, we remain positive about our mid- and long-term prospects. Our largest end customers are financially strong and appear to be faring well despite the economy, and we continue to see momentum for additional service provider deployments and retail opportunities of our MoCA® home networking solutions,” said Patrick Henry, president and CEO of Entropic Communications. “While we have experienced a slow down in demand for our products as both our direct and end customers scale back inventory, we believe the market for our home networking products will expand as more service providers deploy MoCA solutions, and our fundamental strategy is unchanged. We continue to add to our product portfolio and remain committed to our ongoing product development efforts and prudent management of our resources.”

-more-

Entropic Communications Reports Fourth Quarter and Fiscal Year 2008 Results	Page 2

	Three Months ended		Years ended Dec. 31,
(In millions, except per share data)	December 31, 2008	September 30, 2008	2008	2007
Net revenues[1]	$29.5	$31.7	$146.0	$122.5
GAAP net loss	($118.9)	($7.1)	($136.4)	($32.1)
GAAP net loss per share (basic and diluted)	($1.74)	($0.11)	($2.01)	($2.47)
Non-GAAP net (loss) income[2]	($0.4)	($1.2)	$2.8	$3.5
Non-GAAP net (loss) income per share[2]	($0.01)	($0.02)	$0.04	$0.06

1.	Net revenues in the year ended December 31, 2008 included a full twelve months of revenue from the acquisition of RF Magic, versus six months of revenue for the year ended December 31, 2007, as the acquisition closed on June 30, 2007.

2.	Please refer to the financial statements portion of this press release for an explanation of the non-GAAP financial measures contained in the table above and a reconciliation of such measures to the comparable GAAP financial measures.

Entropic also announced today that it has separated the positions of chairman of the board and chief executive officer. The Company’s board of directors has appointed Umesh Padval as non-executive chairman. Entropic’s board has always recognized the importance of strong independent leadership and believes the separation of chairman and CEO roles strengthens this independent leadership. This move is the next step in following best practices in corporate governance. Patrick Henry, who has held both positions of chairman and chief executive officer since July 2007, will continue in his role as president and chief executive officer of the Company as well as board director.

Padval has served on Entropic’s board since December 2004 and also serves on the nominating and governance committee and as chairman of the compensation committee. Padval is an operating partner at Bessemer Venture Partners. Prior to joining Bessemer in September 2007, Padval served as executive vice president, Consumer Products at LSI Logic Corporation. Prior to his promotion to executive vice president, consumer products, Padval was senior vice president and general manager for LSI Logic’s Broadband Entertainment Division, a position he held since 2001. Padval served as chief executive officer of C-Cube from 2000-2001, as president of C-Cube from 1998-2000 and as a member of the C-Cube board of directors from 1998-2001. Padval also serves as a member of the board of directors of Monolithic Power Systems and Integrated Device Technology. He received a bachelor’s degree in technology from the Indian Institute of Technology, Bombay, and an M.S. in engineering from Pennsylvania State University and Stanford University.

-more-

Entropic Communications Reports Fourth Quarter and Fiscal Year 2008 Results	Page 3

Other Recent Entropic Highlights

•	Introduced our 65nm, third-generation, single-chip c.LINK solution for MoCA home networking providing higher performance, a smaller footprint and lower overall system costs to our customers.

•	Partnered with NETGEAR to bring the industry’s first MoCA 1.1 certified bridge for multimedia home networking to the consumer market.

•	Partnered with Actiontec Electronics on a MoCA Network Adapter targeting home theatre installers and offering a simple way to deliver high-speed Internet to the entertainment center.

•	Conducted live HD multimedia demonstrations with DLNA-enabled products and MoCA networking at 2009 International CES.

•	Announced that BSkyB will use our Channel Stacking Switch in its new four-channel satellite channel router produced by Global Invacom to address demand from residents in multi-dwelling units.

•

Partnered with MTI to embed CSS in the award-winning MTI DODECA Low Noise Block Feedhorn, a 12-Channel One Cable Solution that received the “2008 Innovation Product Award” from the Hsinchu Science Park Administration.

•

Introduced the world’s first all-CMOS, multi-mode (DVB-T, ATSC, DVB-C, ISDBT) hybrid (analog/digital) tuner – the EN4020, the first low-cost, CMOS tuner in production to offer Nordig compliance for cable and terrestrial applications.

•	Released a joint reference design incorporating our CMOS silicon tuner with STMicroelectronics for digital video broadcasting over cable (DVB-C) set-top box applications.

•	Announced multiple design-wins for our new multi-mode hybrid RF CMOS silicon tuner.

•	Shipped our 20 millionth c.LINK chipset and our 20 millionth DBS ODU silicon solution.

For More Information

Entropic management will be holding a conference call today, February 5, 2009, at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time, to discuss the Company’s results for the fourth quarter of fiscal 2008 and to provide guidance for the first quarter of fiscal 2009. You may access the conference call via any of the following:

Teleconference: 719-325-2162

Conference ID: 5633154

Web Broadcast: http://ir.entropic.com/events.cfm

Replay: 719-457-0820

About Entropic Communications

Entropic Communications, Inc. is a leading fabless semiconductor company that designs, develops and markets system solutions that enable connected home entertainment. The company’s technologies significantly change the way high-definition television-quality video and other multimedia content such as movies, music, games and photos are brought into and delivered throughout the home. For more information please visit: www.entropic.com.

-more-

Entropic Communications Reports Fourth Quarter and Fiscal Year 2008 Results	Page 4

Forward Looking Statements

Statements in this press release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements regarding our mid and long term prospects, the financial position of our end customers, momentum for additional service provider deployments and retail opportunities, and our focus on operational execution. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Entropic’s actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, our dependence on a limited number of customers for a substantial portion of our revenues; risks associated with adverse U.S. and international economic conditions; the ability of our customers or the service providers who purchase their products to successfully compete and continue to grow in their markets; the continued development of the market for HD video and other multi-media content delivery and networking solutions based on the MoCA standard; risks associated with competing against larger and more established companies and our ability to compete successfully in the market for MoCA-compliant chipsets; risks associated with timely development and introduction of new or enhanced products; risks related to international operations including political and economic conditions in foreign markets; and other factors discussed in the “Risk Factors” section of Entropic’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008. All forward-looking statements are qualified in their entirety by this cautionary statement. Entropic is providing this information as of the date of this release and does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise.

Entropic Communications® and the stylized Entropic “curve” logo are either trademarks or registered trademarks of Entropic Communications, Inc. in the United States and/or other countries.

Investor Contact:

Debra Hart

Director, Investor Relations

858.768.3852

debra.hart@entropic.com

Media Contacts:

Susan Huberman	Angela Edgerton
Corporate Communications	The Ardell Group
858.768.3711	858.792.2941
susan.huberman@entropic.com	angela@ardellgroup.com

# # #

ENTROPIC COMMUNICATIONS, INC.

GAAP Condensed Consolidated Statements of Operations

(In thousands, except for share information and footnote disclosures)

	Three Months Ended			Years Ended
	December 31, 2008	September 30, 2008	December 31, 2007	2008	2007
	(unaudited)	(unaudited)	(unaudited)
Net revenues	$29,531	$31,678	$40,168	$146,033	$122,545
Cost of net revenues	15,397	17,308	21,705	79,411	76,196

Gross profit	14,134	14,370	18,463	66,622	46,349
Operating expenses:
Research and development	12,876	13,902	12,423	55,769	35,235
Sales and marketing	3,672	3,991	3,706	16,262	10,348
General and administrative	2,890	2,798	3,581	12,752	8,685
Write off of in-process research and development	—	—	—	1,300	21,400
Amortization of purchased intangibles	713	713	1,296	2,735	2,634
Restructuring (benefit) charge (1)	(19)	209	—	1,259	—
Impairment of goodwill and intangible assets (2)	113,193	—	—	113,193	—

Total operating expenses	133,325	21,613	21,006	203,270	78,302

Loss from operations	(119,191)	(7,243)	(2,543)	(136,648)	(31,953)
Other income, net	80	156	2,101	229	31

Loss before income taxes	(119,111)	(7,087)	(442)	(136,419)	(31,922)

Income tax (benefit) provision	(168)	37	44	(49)	44

Net loss before accretion of redeemable convertible preferred stock	(118,943)	(7,124)	(486)	(136,370)	(31,966)
Accretion of redeemable convertible preferred stock	—	—	(23)	—	(118)

Net loss attributable to common stockholders	$(118,943)	$(7,124)	$(509)	$(136,370)	$(32,084)

Net loss per share attributable to common stockholders (basic and diluted)	$(1.74)	$(0.11)	$(0.02)	$(2.01)	$(2.47)

Weighted average shares (basic and diluted)	68,239	67,669	27,494	67,733	13,011

(1)	During the three months ended December 31, 2008 and September 30, 2008, the Company recorded restructuring charges of $(19,000) and $209,000, respectively, related to the implementation of a restructuring plan to improve its operating cost structure which included a reduction-in-force.

(2)	During the three months ended December 31, 2008, the Company performed an impairment analysis over goodwill and purchased intangible assets and recorded an impairment charge of $88,081,000 and $25,112,000, respectively, as the carrying value of these assets exceeded the fair value at December 31, 2008.

ENTROPIC COMMUNICATIONS, INC.

GAAP Condensed Consolidated Balance Sheets

(In thousands)

	December 31, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$30,071	$51,533
Marketable securities	4,339	2,965
Accounts receivable, net	13,915	24,489
Inventory	18,693	15,332
Prepaid expenses and other current assets	2,785	2,238

Total current assets	69,803	96,557
Property and equipment, net	13,046	8,952
Intangible assets, net	3,469	34,145
Goodwill	—	86,256
Other long-term assets	284	416

Total assets	$86,602	$226,326

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$7,873	$18,909
Accrued payroll and benefits	3,498	4,253
Deferred revenues	467	303
Current portion of line of credit and loans payable	—	2,860
Current portion of software licenses and capital lease obligations	—	384

Total current liabilities	11,838	26,709
Stock repurchase liability	784	1,765
Lines of credit and loans payable	—	5,547
Other long-term liabilities	3,231	1,907
Stockholders’ equity	70,749	190,398

Total liabilities and stockholders’ equity	$86,602	$226,326

ENTROPIC COMMUNICATIONS, INC.

Unaudited Reconciliation of Non-GAAP Adjustments

(In thousands, except for share information and footnote disclosures)

This press release contains the following non-GAAP financial measures: net (loss) income and net (loss) income per share. The presentation of such measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Our non-GAAP net (loss) income and net (loss) income per share exclude the items listed below.

The following table sets forth such non-GAAP measures for the applicable periods as well as the reconciliation of such measures to the directly comparable GAAP measures for the periods shown.

	Three Months Ended			Years Ended
	December 31, 2008	September 30, 2008	December 31, 2007	2008	2007
GAAP net loss attributable to common shareholders	$(118,943)	$(7,124)	$(509)	$(136,370)	$(32,084)
Non-GAAP adjustments:
Stock-based compensation:
Cost of net revenues	78	63	71	251	159
Research and development	1,627	1,834	1,215	7,048	3,141
Sales and marketing	453	647	489	2,334	1,174
General and administrative	875	914	918	3,854	2,044

Total stock-based compensation	3,033	3,458	2,693	13,487	6,518
Acquisition-related items:
Amortization of inventory step-up charge to cost of net revenues	—	—	687	—	2,749
Amortization of purchased intangible assets:
Cost of net revenues	1,590	1,590	1,240	6,010	2,480
Operating expenses	713	713	1,296	2,735	2,635
Impairment of goodwill & intangible assets	113,193	—	—	113,193	—
Write off of in-process research and development	—	—	—	1,300	21,400
Restructuring (benefit) charge	(19)	209	—	1,259	—
Accretion of redeemable convertible preferred stock	—	—	—	—	—
Write off of debt issuance costs	—	—	—	476	—
Vativ retention bonuses	—	—	—	698	—
Gain on fair value of preferred stock warrant liabilities	—	—	(2,180)	—	(173)

Total of non-GAAP adjustments	118,510	5,970	3,736	139,158	35,609

Non-GAAP net (loss) income	$(433)	$(1,154)	$3,227	$2,788	$3,525

GAAP weighted average shares (basic)	68,239	67,669	27,494	67,733	13,011
Non-GAAP adjustment for dilutive shares (a)	—	—	7,950	5,010	7,731
Non-GAAP adjustment for assumed conversion of redeemable convertible preferred stock (b)	—	—	32,697	—	35,354

Non-GAAP weighted average shares (diluted)	68,239	67,669	68,141	72,743	56,096

GAAP net loss per share (basic and diluted)	$(1.74)	$(0.11)	$(0.02)	$(2.01)	$(2.47)
Non-GAAP adjustments detailed above (a) (b)	1.73	0.09	0.07	2.05	2.53

Non-GAAP net (loss) income per share (diluted)	$(0.01)	$(0.02)	$0.05	$0.04	$0.06

(a)	Shares included for calculating diluted earnings per share for periods with non-GAAP net income. For the periods shown with a net loss, no shares were included for the diluted earnings per share calculation, as including such shares would be antidilutive.

(b)	Non-GAAP adjustment to weighted average shares represents the assumed conversion of redeemable convertible preferred stock into common stock as of the later of their issuance or the beginning of their respective periods for the periods presented.

ENTROPIC COMMUNICATIONS, INC.

Unaudited Non-GAAP Supplemental Financial Information

(In thousands, except percentage data)

The following table sets forth certain non-GAAP financial measures used in calculating Entropic’s non-GAAP net (loss) income for the periods presented. Such non-GAAP financial measures are based upon Entropic’s unaudited consolidated statements of operations for the periods presented and give effect to certain adjustments identified in the table. The presentation of such non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. In addition, investors should not rely on the results of prior periods as an indication of Entropic’s future performance.

	Three Months Ended			Years Ended
	December 31, 2008	September 30, 2008	December 31, 2007	2008	2007
NET REVENUES	$29,531	$31,678	$40,168	$146,033	$122,545
COST OF NET REVENUES:
GAAP cost of net revenues	$15,397	$17,308	$21,705	$79,411	$76,196
Less:
Stock-based compensation expense	78	63	71	251	159
Amortization of developed technology	1,590	1,590	1,240	6,010	2,480
Amortization of inventory step-up	—	—	687	—	2,749

Non-GAAP cost of net revenues	$13,729	$15,655	$19,707	$73,150	$70,808

GROSS PROFIT:
GAAP gross profit	$14,134	$14,370	$18,463	$66,622	$46,349
Add:
Stock-based compensation expense	78	63	71	251	159
Amortization of developed technology	1,590	1,590	1,240	6,010	2,480
Amortization of inventory step-up	—	—	687	—	2,749

Non-GAAP gross profit	$15,802	$16,023	$20,461	$72,883	$51,737

GAAP gross margin	47.9%	45.4%	46.0%	45.6%	37.8%
Non-GAAP gross margin	53.5%	50.6%	50.9%	49.9%	42.2%
OPERATING EXPENSES:
GAAP operating expenses	$133,325	$21,613	$21,006	$203,270	$78,302
Less:
Stock-based compensation expense	2,955	3,395	2,622	13,236	6,359
Amortization of purchased intangibles	713	713	1,296	2,735	2,635
Write off of in-process research and development	—	—	—	1,300	21,400
Vativ retention bonuses	—	—	—	698	—
Restructuring (benefit) charge	(19)	209	—	1,259	—
Impairment of goodwill & intangible assets	113,193	—	—	113,193	—

Non-GAAP operating expenses	$16,483	$17,296	$17,088	$70,849	$47,908

OTHER INCOME (EXPENSE), NET:
GAAP other income, net	$80	$156	$2,101	$229	$31
Add:
Write off of debt issuance costs	—	—	—	476	—
Gain on fair value of preferred stock warrant liabilities	—	—	(2,180)	—	(173)

Non-GAAP other income (expense), net	$80	$156	$(79)	$705	$(142)

INCOME TAX BENEFIT (PROVISION)	$168	$(37)	$(44)	$49	$(44)
ACCRETION OF REDEEMABLE CONVERTIBLE PREFERRED STOCK	$—	$—	$(23)	$—	$(118)
RESEARCH AND DEVELOPMENT EXPENSE:
GAAP research and development	$12,876	$13,902	$12,423	$55,769	$35,235
Less:
Vativ retention bonuses	—	—	—	648	—
Stock-based compensation expense	1,627	1,834	1,215	7,048	3,141

Non-GAAP research and development	$11,249	$12,068	$11,208	$48,073	$32,094

SALES AND MARKETING EXPENSE:
GAAP sales and marketing	$3,672	$3,991	$3,706	$16,262	$10,348
Less:
Vativ retention bonuses	—	—	—	50	—
Stock-based compensation expense	453	647	489	2,334	1,174

Non-GAAP sales and marketing	$3,219	$3,344	$3,217	$13,878	$9,174

GENERAL AND ADMINISTRATIVE EXPENSE:
GAAP general and administrative	$2,890	$2,798	$3,581	$12,752	$8,685
Less: stock-based compensation expense	875	914	918	3,854	2,044

Non-GAAP general and administrative	$2,015	$1,884	$2,663	$8,898	$6,641